UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2015

Red Hat, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33162	06-1364380
(Commission File Number)	(IRS Employer Identification No.)
100 East Davie Street, Raleigh, North Carolina	27601
(Address of Principal Executive Offices)	(Zip Code)

(919) 754-3700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.          Other Events

On March 25, 2015, Red Hat, Inc. (the “Company”) announced that its Board of Directors (the “Board”) has authorized the repurchase of up to an aggregate of $500 million of the Company’s common stock, par value $0.0001 per share, from time to time in open market or privately negotiated transactions.  The program will commence on April 1, 2015 and expire on the earlier of (i) March 31, 2017, or (ii) a determination by the Board, Chief Executive Officer or Chief Financial Officer to discontinue the program.  The full text of the press release issued in connection with the announcement of the repurchase program is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.          Financial Statements and Exhibits

           (d)      Exhibits

99.1     Press Release dated March 25, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 25, 2015	RED HAT, INC.

		By:	/s/ Charles E. Peters, Jr.
		Name:	Charles E. Peters, Jr.
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 25, 2015